Exhibit 99(a)

Household Finance Corporation
Household Automotive Trust 2001-2
---------------------------------


Original Principal Class A
   Class A-1                                149,000,000
   Class A-2                                173,000,000
   Class A-3                                205,000,000
   Class A-4                                173,000,000
Number of Class A Bonds (000's)
   Class A-1                                    149,000
   Class A-2                                    173,000
   Class A-3                                    205,000
   Class A-4                                    173,000


Distribution Date                                                   2002 Totals
Days

CLASS A
Class A-1 Principal Distribution                                   47,599,295.81
Class A-1 Interest Distribution                                       291,451.37

Class A-2 Principal Distribution                                  159,958,990.85
Class A-2 Interest Distribution                                     4,624,420.71

Class A-3 Principal Distribution                                            0.00
Class A-3 Interest Distribution                                     9,901,500.00

Class A-4 Principal Distribution                                            0.00
Class A-4 Interest Distribution                                     9,324,699.96